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                                                                    EXHIBIT 23.2

[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of our reports effective January 1, 2002, January 1, 2003 and January 1, 2004 in the Energy Partners, Ltd. Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission on or about March 9, 2004.
                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /s/ FREDERIC D. SEWELL
                                            ----------------------
                                            Frederic D. Sewell
                                            President

Dallas, Texas
March 8, 2004